UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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COMCAST CORPORATION
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The following is an excerpt from a transcript of Comcast Corporation’s third quarter 2015 earnings call, in which Michael J. Cavanagh, Senior Executive Vice President and Chief Financial Officer, stated:

Yesterday we announced our plan to reclassify each share of Comcast Class A Special common stock into one share of Comcast Class A common stock. We believe the reclassification will benefit our shareholders by, among other things, eliminating investor confusion caused by having two classes of publicly traded stock and improving the trading liquidity of our publicly traded stock. The reclassification will require approval by each class which we anticipate will occur at a shareholder's meeting by year end.

The following was included as part of the presentation that Comcast made available during its third quarter 2015 earnings call:

Reclassification: 1 CMCSK into 1 CMCSA
• Eliminates investor confusion caused by having two classes of publicly traded stock
• Improves trading liquidity

Additional Information and Where to Find It:  In connection with the proposal to reclassify each issued share of Comcast’s Class A Special Common Stock into one share of Comcast’s Class A Common Stock (the “Reclassification”), Comcast has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ SUCH PRELIMINARY PROXY STATEMENT AT THIS TIME AND TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT DOES OR WILL CONTAIN IMPORTANT INFORMATION. Copies of documents filed by Comcast with the SEC are available free of charge on Comcast’s website at http://cmcsa.com or by contacting Comcast’s Investor Relations Department at 866-281-2100. You may also obtain free copies of the preliminary proxy statement now and the definitive proxy statement when it becomes available and other documents filed by Comcast with the SEC by accessing the SEC’s website at http://www.sec.gov.

Comcast, its directors, certain executive officers, and certain other employees may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the shareholders of Comcast in favor of the Reclassification. Information about the directors and executive officers of Comcast is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 10, 2015, its Quarterly Report on Form 10-Q filed with the SEC on October 27, 2015, and its Current Reports on Form 8-K filed with the SEC on March 31, 2015, May 11, 2015, May 22, 2015, July 1, 2015 and July 7, 2015. Shareholders of Comcast may obtain additional information regarding the interests of the participants in the solicitation by reading the preliminary proxy statement relating to the Reclassification now and the definitive proxy statement relating to the Reclassification when it becomes available.

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those in the forward-looking statements include the timing to consummate the Reclassification, the risk that shareholder approval may not be obtained and the risk that expected cost savings and administrative efficiencies are not realized or are not realized as soon as may be expected. Additional information concerning these and other factors can be found in Comcast’s filings with the SEC, including Comcast’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Comcast assumes no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.